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                                                                    Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment To Employment Agreement (the "Amendment") is an amendment to the Employment Agreement dated January 1, 1993 (the "Employment Agreement") by and between Infonautics, Inc., a Pennsylvania corporation formerly known as Infonautics Corporation (the "Company" or the "Corporation") and Joshua Kopelman (the "Employee"). This Amendment is made as of this 17 day of June 1999.

                  WHEREAS, the Board of Directors of the Company (the "Board") has previously determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee and to provide the Employee with certain compensation and benefits that meet the expectations of Employee and are competitive with those of employees comparably engaged at other corporations.

                  WHEREAS, to accomplish these objectives, the Compensation Committee of the Board has authorized the Corporation to enter into this Amendment.

                  NOW, THEREFORE, the parties hereto intending to be legally bound, and in exchange for valuable and sufficient consideration, agree as follows:

                  1. Paragraph 7 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                           "7.      NON-DISCLOSURE

                                    (a)     At all times after the date
           hereof, including after termination of this Agreement for any reason, Employee shall not, except with the express prior written consent of the President of the Corporation, directly or indirectly:

                                            (1)      communicate, disclose or
                  divulge to any Person, or use for his own benefit, any confidential knowledge or confidential information (collectively referred to as "Information") which he may have acquired, pursuant to his employment hereunder, concerning the conduct and details of the business of Corporation or its shareholders, including, but not limited to, names of customers or prospective customers, suppliers, trade secrets, techniques, equipment, materials, pricing, royalties, costs, marketing methods, operations, policies, prospects and financial condition to the extent the Information is confidential to the Corporation. The foregoing restrictions on disclosure and use of Information do not extend to any item of Information which is



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                  (a) publicly known at the time of delivery under this
                  Agreement, (b) is lawfully received by Employee from a third party without violation of any obligation of confidentiality to the Corporation, (c) is disclosed by the Corporation to a third party without restrictions on its disclosure, or (d) becomes publicly known through no fault of the Employee;

                                            (2)      solicit or induce any
                  employee, consultant or other agent of the Corporation or any affiliate of the Corporation (a "Corporate Employee") to leave the employ of the Corporation or otherwise terminate their relationship with the Corporation, without prior consultation with, and written approval from, the President of the Corporation. So long as Employee is in compliance with the foregoing non-solicitation provision of this Section 7(a)(2), such non-solicitation provision shall not apply if a Corporate Employee initiates contact with Employee. Furthermore, notwithstanding the non-solicitation provision of this Section 7(a)(2), the Corporation acknowledges that Employee may, without prior consultation with or written approval from the President of the Corporation, solicit or induce not more than four (4) Corporate Employees (consisting of two (2) technical people, one (1) administrative person , and one (1) non-technical or other administrative person, but in no event including any current officer of the Corporation) to leave the employ of the Corporation or otherwise terminate their relationship with the Corporation;

                                            (3)      for a period of 2 years
                  after termination, make or endorse any statement which criticizes, denigrates or otherwise reflects adversely on the Corporation.

                           (b) If any portion of Section 7(a) or the application thereof is deemed invalid or unenforceable, then the other portions of
         Section 7(a), and of all other terms of this Agreement, or the application thereof shall not be affected thereby and shall be given full force and effect without regard to the invalid or unenforceable portions."

                  2. Paragraph 8 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                                    "8.     TERMINATION.

                           8.1 The Board of Directors of the Company shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 8.5(c), to terminate Employee's employment, including termination for just cause, but any termination other than for just cause


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                           shall not prejudice Employee's right to compensation
                           or other benefits under this Agreement. For purposes of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation affecting the Company or final cease-and-desist order to be enforced by any regulatory agency with jurisdiction over the Company or any of its affiliates or material breach of any provision of this Agreement.

                           8.2 In the event employment is terminated for just cause pursuant to Section 8.1, Employee shall have no right to compensation or other benefits for any period after such date of termination. In the event employment is terminated for just cause, Employee shall have the right, at his option, to appear at the next scheduled regular or special meeting of the Board of Directors of the Company at which a quorum of the Board is present so that the Board may hear argument from the Employee or his counsel or both and reconsider the termination and the basis of termination. The Board shall deliver to Employee its determination in writing within seven business days after such meeting, failing which, Employee's termination shall be deemed to have been revoked. If the Board timely delivers its written determination, this procedure shall not prejudice the rights of either party under Section 11 (Arbitration).

                           8.3. Employee shall have the right, upon prior written Notice of Termination of not less than fifteen (15) days satisfying the requirements of
                           Section 8.5(c) hereof, to terminate his employment hereunder, but in such event, Employee shall have no right after the date of termination to compensation or other benefits. If Employee provides a Notice of Termination for good reason, as defined, the date of termination shall be the date on which Notice of Termination is given.

                           8.4 In the event that Employee is terminated in a manner which violates the provisions of Section 8.1, as determined by arbitration in accordance with
                           Section 11, Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, in challenging such termination. Such reimbursement shall be in addition to all rights which Employee is otherwise entitled under this Agreement. Notwithstanding the above, Employee shall be entitled to indemnification from the Company to the full extent contemplated by the bylaws of the Company and under any written indemnification agreement between the parties. In addition, if Employee serves as a director, officer or employee of any


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                           affiliate of the Company, he shall be entitled to
                           indemnification and exculpation from liability to the full extent permitted by applicable law, and the Company agrees to cause all necessary provisions to be included in, or changes made to, the Articles of Incorporation or by-laws of such affiliates required to accomplish the foregoing.

                           8.5(a). Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean:

                                    (i) A failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten
                                    (10) days after written notice of such
                                    noncompliance has been given by Employee to the Company; or

                                    (ii) subsequent to a change in control of the Company and without Employee's express written consent:

                                            (1) the assignment to Employee of
                                            any duties inconsistent with
                                            Employee's positions, duties,
                                            responsibilities and status with the
                                            Company; or
                                            (2) a change in Employee's
                                            reporting responsibilities,
                                            titles or offices as in effect
                                            immediately prior to a change in
                                            control of the Company; or
                                            (3) any removal of Employee from, or
                                            any failure to re-elect Employee to,
                                            any of such positions, except in
                                            connection with a termination of
                                            employment for just cause, death,
                                            retirement or pursuant to Section
                                            8.1; or
                                            (4) a reduction by the
                                            Company in Employee's annual salary
                                            as in effect immediately prior to a
                                            change in control or as the same may
                                            be increased from time to time; or
                                            (5) the failure of the Company to
                                            continue in effect any bonus,
                                            benefit or compensation plan, life
                                            insurance plan, health and accident
                                            plan or disability plan in which
                                            Employee is participating at the
                                            time of a change in control of the
                                            Company, or the taking of any action
                                            by the Company which would adversely
                                            affect Employee's participation in
                                            or materially reduce Employee's
                                            benefits under any such plans; or
                                            (6) any substantial change in
                                            location of the Company's office or
                                            place where Employee is required to
                                            render services for the Company; or


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                                    (iii) any purported termination of
                                    Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (c) hereof (and for purposes of this Agreement no such purported termination shall be effective).

                           8.5(b). For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (I) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                           Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years during the terms of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

                           8.5(c). Any termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto only after the expiration of any applicable grace periods which may be set forth elsewhere in this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated; (iii) specify a date of termination which shall not be less than fifteen (15) days after such Notice of Termination is given, except in the case of the Company's termination of Employee's employment for just cause pursuant to
                           Section 8.1, in which case the Notice of Termination may specify a termination date as of


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                           the date such Notice of Termination is given; and
                           (iv) be given in the manner specified in Section 9.

                           8.5(d). If Employee terminates his Employment for good reason pursuant to Subpart (ii) of Section 8.5(a) hereof, such employment termination may specify a termination date as of the date such Notice of Termination is given, provided such Notice is given in the manner specified in Section 9."

                  3. The Company and Employee agree that the Royalty Agreement entered into as of January 1, 1993 between Infonautics Corporation (now known as Infonautics, Inc.) and Joshua Kopelman (the "Royalty Agreement") is revoked in its entirety and canceled as of the date of this Amendment. Employee acknowledges and agrees that the Company owes him no other monies under the terms of the Royalty Agreement.

                  4. In consideration of the above modifications to the Employment Agreement and the revocation of the Royalty Agreement, the Company paid to Employee, on April 15, 1999, the total sum of Twenty Thousand Dollars ($20,000.00), which sum represented payment of (1) Fifteen Thousand Dollars ($15,000.00) for Employee's 1998 bonus; and (b) Five Thousand Dollars ($5,000.00) as an advance on Employee's 1999 bonus, which would not otherwise be due and payable until on or after January 1, 2000.

                  5. In further consideration of the modifications to the Employment Agreement and revocation of the Royalty Agreement, the Company shall make a payment or investment on the following terms:

                  (a) By June 18, 1999, the Company shall provide written notice to Employee of the Company's election to make the payment specified in Section 5(b) below or to make the investment specified in Section 5(c) below. In the event the Company fails to provide the notice specified in the previous sentence, the Company shall be deemed to have provided the required notice to make the investment specified in Section 5(c). The Company is obligated to make only the payment specified in Section 5(b) or the investment specified in
Section 5(c), but not both. The Company shall have no obligation to make the payment or the investment specified in this Section 5 in the event that Employee is terminated for just cause by the Company.

                  (b) If the Company so elects, the Company will pay Employee a total lump sum of One Hundred and Sixty Thousand Dollars ($160,000.00), which sum represents payment of wages from which all required withholdings will be made. Payment of such $160,000.00 will be made by the Company to Employee on the following terms:

                           (i) If Company has under Section 5(a) provided
written notice to Employee of the Company's election to make the payment specified in this Section 5(b) by


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June 18, 1999, then the Company shall make such payment on the earlier of (x)
the Company's receipt of at least $1 million cash as a result of equity, debt or alternative financing, or (y) $20,000.00 on July 1, 1999, $20,000.00 on August 1, 1999, $60,000.00 on September 1, 1999, and $60,000 on October 1, 1999; or

                           (ii) If Company has under Section 5(a) provided
written notice to Employee of the Company's election to make the investment specified in Section 5(c) and Newco (as defined below) has not been formed by Employee by July 1, 1999 (or Newco's formation, existence, and validity has not been confirmed to the Company to its reasonable satisfaction) as provided for in Section 5(c), then the Company shall make the payment specified in this Section 5(b) on the earlier of (x) the Company's receipt of at least $1 million cash as a result of equity, debt or alternative financing, or
(y) $20,000.00 on August 1, 1999, $20,000.00 on September 1, 1999, $60,000.00 on
October 1, 1999, and $60,000 on November 1, 1999.

                  (c) If the Company so elects and subject to the provisions of
Section 5(b)(ii) above, if Employee has formed a new company by July 1, 1999 to pursue the business plan identified to and discussed with the Board on May 27, 1999 ("Newco") and Employee has provided the Company with confirmation to its reasonable satisfaction of the formation, existence, and validity of Newco, the Company will invest a total sum of Two Hundred Eighty Thousand Dollars ($280,000.00) in Newco in exchange for a ten percent (10%) equity ownership interest in Newco. The Company's investment in Newco shall be made on the earlier of (x) the Company's receipt of at least $1 million cash as a result of equity, debt or alternative financing, or (y) $30,000.00 on July 1, 1999, $50,000.00 on August 1, 1999, $80,000.00 on September 1, 1999, and $120,000.00
on October 1, 1999.

                  6. If the Company makes the investment in Newco as provided for in Section 5(c) above, the Company shall have the right to nominate one person to serve on the Board of Directors (or its equivalent should Newco be a legal entity with other than a board of directors) of Newco. Employee shall vote to approve the Company's nominee to serve on the Board of Directors of Newco and shall take all appropriate and required steps with Newco and its Board of Directors to secure the approval of the Company's nominee to serve on the Board of Directors of Newco for a minimum term of one (1) year. However, Employee reserves the right to approve in advance the Company's nominee for the Board of Directors of Newco, such approval not to be unreasonably withheld.

                  7. If Employee terminates his employment with Company prior to July 15, 1999, Company and Employee (or Newco) shall enter into a separate consulting agreement for the personal services of Employee to provide up to seven (7) days of consulting to Company during each of the two (2) months (where months consist of thirty (30) consecutive calendar days) immediately following Employee's termination of employment with Company, up to five (5) days of consulting to the Company during each of the next two (2) months, and up to three


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(3) days of consulting to the Company during each of the next two (2) months.
Infonautics will pay Employee (or Newco, as the case may be) $1,000 per day for such consulting services of Employee. Payment shall be made net thirty (30) days upon Company's receipt of Employee's monthly invoice for such consulting services. Both parties shall have the option to terminate (or reduce the time commitment) for the consulting agreement any time after September 1, 1999 by their mutual written agreement.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date first written above.



                                 /s/ Joshua Kopelman

                                 JOSHUA KOPELMAN



                                 /s/ Van Morris

                                Infonautics, Inc.
                                By: Van Morris
                                Title: President